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                                                                   EXHIBIT 4-209






                           THE DETROIT EDISON COMPANY

                                       AND

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION

                                     Trustee

                              ---------------------


                 FIRST AMENDMENT TO FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 17, 2000


                              ---------------------


                     Amending the Collateral Trust Indenture
                            Dated as of June 30, 1993
                      and the First Supplemental Indenture
                            Dated as of June 30, 1993






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                  FIRST AMENDMENT, dated as of the 17th day of July, 2000, to the FIRST SUPPLEMENTAL INDENTURE, dated as of the 30th day of June, 1993, between THE DETROIT EDISON COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company"), and BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, having its Corporate Trust Office in the City of Chicago, State of Illinois, as trustee (as successor to the Bankers Trust Company) (the "Trustee");

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee a Collateral Trust Indenture dated as of June 30, 1993 (the "Original Indenture" and, together with the First Supplemental Indenture dated as of June 30, 1993 (the "First Supplemental Indenture" and, as amended hereby, the "Amended First Supplemental Indenture"), and as further supplemented or amended, the "Indenture") providing for the issuance by the Company from time to time of its secured notes to be issued in one or more series (in the Original Indenture and herein called the "Securities"); and

                  WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this First Amendment to the First Supplemental Indenture to the Original Indenture in order to amend the form and terms of the series of Securities designated as the "Multi-Mode Remarketed Secured Notes 1993 Series A Due 2028" with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series as permitted by Section 1002 of the Original Indenture; and

                  WHEREAS, the Holders of not less than a majority in principal amount of the Notes (as defined herein) outstanding as of 12:00 noon, New York City time, on July 17, 2000, the record date for such purpose, have consented to the amendments set forth herein; and

                  WHEREAS, all things necessary to make this First Amendment to the First Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

                  NOW, THEREFORE, THIS FIRST AMENDMENT TO THE FIRST SUPPLEMENTAL INDENTURE WITNESSETH that, in order to amend the terms of the series of Securities designated as the "Multi-Mode Remarketed Secured Notes 1993 Series A Due 2028", and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Amended First Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                   ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

                  Section 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture or the First Supplemental Indenture shall have the meaning specified in




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the Original Indenture or the First Supplemental Indenture, as the case may be, unless such term is otherwise defined herein.

                  "Beneficial Owner" shall mean, for Notes in book-entry form, the person who acquires an interest in the Notes which is reflected on the records of DTC through its participants.

                  "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by or pursuant to law or executive order to close; provided, however, that with respect to Notes in the Long Term Rate Mode as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means a day on which commercial banks are open for business (including dealings in the Index Currency in London.

                  "Commercial Paper Term Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a periodic basis which shall not be less than one calendar day nor more than 364 consecutive calendar days and interest is paid as provided for such Interest Rate Mode in Section 203 hereof.

                  "Daily Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a daily basis and interest is paid as provided for such Interest Rate Mode in
Section 203 hereof.

                  "Fixed Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is determined and in effect until the Stated Maturity of such Note and interest is paid as provided for such Interest Rate Mode in Section 203 hereof.

                  Floating Interest Rate Notice" has the meaning specified in
Section 203 hereof. The form of Floating Rate Interest Notice is set forth as Exhibit D to this First Amendment to the First Supplemental Indenture.

                  "Floating Rate Maximum Interest Rate" and "Floating Rate Minimum Interest Rate" have the respective meanings specified in Section 203 hereof.

                  "Index Maturity" means the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

                  "Interest Determination Date" has the meaning specified in
Section 203 hereof.

                  "Interest Rate Adjustment Date" means for a particular Interest Rate Period in any Interest Rate Mode, each date, which shall be a Business Day, on which interest and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) on the Notes subject thereto commences to accrue at the rate determined and announced by the applicable Remarketing Agent for such Interest Rate Period and for Notes bearing interest at the Initial Interest Rate (as hereinafter defined), the Business Day following the expiration of the Initial Interest Rate Period (as hereinafter defined).


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                  "Interest Rate Basis" has the meaning specified in Section 203 hereof.

                  "Interest Rate Mode" means the mode in which the Interest Rate on a Note is being determined, i.e., a Commercial Paper Term Mode, a Daily Interest Rate Mode, a Weekly Interest Rate Mode, the Long Term Rate Mode or the Fixed Interest Rate Mode.

                  "Interest Rate Period" means, with respect to any Note, the period of time commencing on the Interest Rate Adjustment Date to, but not including the immediately succeeding Interest Rate Adjustment Date during which such Note bears interest at a particular fixed interest rate or floating interest rate.

                  "Interest Reset Date", "Initial Interest Reset Date" and "Interest Reset Period" have the respective meanings specified in Section 203 hereof.

                  "Liquidity Provider" means, any bank or other credit provider whose obligations such as those under the Standby Note Purchase Agreement with respect to any Notes are exempt from registration under the Securities Act of 1933, as amended, with long term senior debt ratings from Standard & Poor's Ratings Services and Moody's Investors Service, Inc. at least equal to those of the Company as of the date of the Standby Note Purchase Agreement, and a minimum combined capital and surplus of at least $50,000,000, that has entered into a Standby Note Purchase Agreement with the Company for the purpose of purchasing unremarketed Notes on any Interest Rate Adjustment Date.

                  "Long Term Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset in a Long Term Rate Period and interest is paid as provided for such Interest Rate Mode in
Section 203 hereof.

                  "Long Term Rate Period" means, with respect to any Note, any period of more than 364 days and less than the Stated Maturity of such Note.

                  "Maximum Rate" means that rate of interest equal to fifteen percent (15%) per annum or such higher rate as may be established from time to time by the Board of Directors of the Company.

                  "Notes" or "Note" have the meaning specified in Section 201.

                  "Optional Redemption" means the redemption of any Note prior to its maturity at the option of the Company as described herein.

                  "Principal Financial Center" means the capital city of the country to which the Index Currency relates, as applicable, except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, London, Johannesburg and Zurich, respectively.

                  "Remarketing Agent" means such agent or agents, including any standby remarketing agent (each a "Standby Remarketing Agent"), as the Company may appoint from

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time to time for the purpose of remarketing of the Notes, as set forth in the remarketing agreement which the Company shall enter into prior to the remarketing of such Notes.

                  "Spread" means, with respect to any Long Term Rate Period for any Note, the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to a Long Term Rate Period for such Note.

                  "Spread Multiplier" means the percentage of the related Interest Rate Basis or Bases applicable to a Long Term Rate Period by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for such Long Term Rate Period.

                  "Standby Note Purchase Agreement" means the agreement which the Company may, at its option, enter into from time to time with a Liquidity Provider for the purpose of purchasing unremarketed Notes.

                  "Weekly Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a periodic basis approximating one week and interest is paid as provided for such Interest Rate Mode in Section 203 hereof.

                  The foregoing Section 101 supersedes Section 101 of the First Supplemental Indenture in its entirety.

                  Section 102. Section References. Each reference to a particular section set forth in this First Amendment to the First Supplemental Indenture shall, unless the context otherwise requires, refer to this First Amendment to the First Supplemental Indenture.

                                   ARTICLE TWO

                          TITLE AND TERMS OF THE NOTES


                  Section 201. Title of the Notes; Amendments. This First Amendment to the First Supplemental Indenture hereby amends the series of Securities designated as the "Multi-Mode Remarketed Secured Notes 1993 Series A Due 2028" of the Company (each referred to herein as a "Note" and collectively as the "Notes"). For purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

                  Section 202. Variations in Terms of Notes. Subject to the terms and conditions set forth in the Original Indenture and in the Amended First Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by Section 301 of the Original Indenture, and such terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

                  Section 203. Interest, Interest Rates and Interest Rate Modes. The Notes initially bore interest at 3.32% per annum (the "Initial Interest Rate") through September 9, 1993 (the "Initial Interest Rate Period") and for each Interest Rate Period thereafter, at the rate established

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in accordance with the Indenture. Hereafter, each Note at the option of the
Company will bear interest in the Commercial Paper Term Mode, the Daily Interest Rate Mode, the Weekly Interest Rate Mode, the Long Term Rate Mode or may be permanently converted to the Fixed Interest Rate Mode. Each Note may bear interest in the same or a different Interest Rate Mode from other Notes. The interest rate for the Notes will be established periodically as described herein by the applicable Remarketing Agent.

                  Interest will be payable on any Note at Maturity and (i) bearing interest at the Initial Interest Rate, on the date or dates set forth on the face thereof; (ii) for any Interest Rate Period in the Commercial Paper Term Mode, on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period for such Note and on such other dates (if any) as will be established upon conversion of such Note to the Commercial Paper Term Mode or upon remarketing of the Note in a new Interest Rate Period in the Commercial Paper Term Mode and set forth in the applicable Note; (iii) in the Daily or Weekly Interest Rate Mode, on the first Business Day of each month (unless such day is less than 11 days after conversion to such Interest Rate Mode, in which case interest will be payable on the first Business Day of the next succeeding month); and (iv) in the Long Term Rate Mode or Fixed Interest Rate Mode, at least semiannually on such dates as will be established upon conversion of such Note to the Long Term Rate Mode (or upon remarketing of the Note in a new Interest Rate Period in the Long Term Rate Mode, as the case may be) or Fixed Interest Rate Mode and set forth in the applicable Note in the case of a fixed interest rate, or as described below under "Floating Interest Rates" in the case of a floating interest rate, and on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period, in the case of Notes in the Long Term Rate Mode. Such interest will be payable to the holder thereof as of the related Record Date, which, for any Note (x) in the Daily or Weekly Interest Rate Mode, is the last calendar day of the month preceding an Interest Payment Date; (y) in the Commercial Paper Term Mode, is the Business Day prior to the related Interest Payment Date; and (z) bearing interest at the Initial Interest Rate or in the Long Term Rate Mode or Fixed Interest Rate Mode, is 15 days prior to the related Interest Payment Date.

                  Except as set forth below under "Floating Interest Rates," if any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day. If the Maturity of any Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such date of Maturity to the date of such payment on the next succeeding Business Day.

                  Interest on Notes bearing interest in the Daily or Weekly Interest Rate Mode, the Commercial Paper Term Mode or at a floating interest rate during a Long Term Rate Period will be computed on the basis of actual days elapsed over 360; provided that, if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate (each as defined below), interest will be computed on the basis of actual days elapsed over the actual number of days in the year. Interest on Notes bearing interest at a fixed rate in the Long Term Rate Mode or Fixed Interest Rate Mode will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest on


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Notes at the Initial Interest Rate will be computed on the basis of (a) actual days elapsed over 360 if the Initial Interest Rate Period is less than one year or (b) a year of 360 days consisting of twelve 30-day months if the Initial Interest Rate Period is one year or more.

                  Determination of Interest Rates.

         General. The interest rate and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) for any Note will be established by the applicable Remarketing Agent in a remarketing as described in Section 206 hereof or otherwise not later than the Interest Rate Adjustment Date for such Note as the minimum rate of interest and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of such Remarketing Agent to produce a par bid in the secondary market for such Note on the date the interest rate is established. Such rate will be effective for the next succeeding Interest Rate Period for such Note commencing on such Interest Rate Adjustment Date.

                  In the event that (i) the applicable Remarketing Agent has been removed or has resigned and no successor has been appointed, or (ii) such Remarketing Agent has failed to announce the appropriate interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, on the Interest Rate Adjustment Date for any Note for whatever reason, or (iii) the appropriate interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, or Interest Rate Period cannot be determined for any Note for whatever reason, all such Notes for which such Remarketing Agent is responsible for remarketing shall be automatically converted to the Commercial Paper Term Mode with an Interest Rate Period of generally seven days, determined as provided below under "Interest Rate Modes - Commercial Paper Term Period", and the rate of interest thereon shall be equal to the rate per annum announced by Bank One, National Association, or such other nationally recognized bank located in the United States as the Company may select, as its prime lending rate (such rate of interest being referred to herein as the "Special Interest Rate").

                  The interest rate on the Notes shall not exceed the Maximum Rate.

                  The Trustee shall, upon request of any Beneficial Owner of a Note, advise such Beneficial Owner or the applicable Remarketing Agent of the interest rate and, in the case of a floating interest rate, the Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such Beneficial Owner's Notes for the next Interest Rate Period. Neither the Trustee nor the Company will otherwise be required to advise Beneficial Owners of the applicable interest rate.

                  Floating Interest Rates.

                  While any Note bears interest in the Long Term Rate Mode, the Company may elect a floating interest rate by providing notice, which will be in or promptly confirmed in writing (which includes facsimile or appropriate electronic media), received by the Trustee and the Remarketing Agent for such Note (the "Floating Interest Rate Notice") not less than ten (10) days prior to the Interest Rate Adjustment Date for such Long Term Rate Period. The Floating Interest Rate Notice must identify by CUSIP number or otherwise the portion of the Note to which it relates and state the Long Term Rate Period therefor to which it relates. Each Floating

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Interest Rate Notice must also state the Interest Rate Basis or Bases, the
Initial Interest Reset Date, the Interest Reset Period and Dates, the Interest Payment Period and Dates, the Index Maturity and the Floating Rate Maximum Interest Rate and/or Floating Rate Minimum Interest Rate, if any. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate Notice shall also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively.

         If any Note bears interest at a floating rate in a Long Term Rate Period, such Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified by the Remarketing Agent and recorded in Annex A to such Note. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on such Note shall be payable shall be reset as of each Interest Reset Date during such Long Term Rate Period specified in the applicable Floating Interest Rate Notice.

         The applicable floating interest rate on any Note during any Long Term Rate Period will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include (i) the CD Rate, (ii) the CMT Rate, (iii) the Federal Funds Rate, (iv) LIBOR, (v) the Prime Rate, (vi) the Treasury Rate, or (vii) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Floating Interest Rate Notice.

         Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Floating Interest Rate Notice, the interest rate in effect on each day shall be: (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date; or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

         The applicable Floating Interest Rate Notice will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Floating Interest Rate Notice, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Treasury Rate is an applicable Interest Rate Basis, in which case the Tuesday of each week except as described below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year, (v) semiannually, the third Wednesday of the two months specified in the applicable Floating Interest Rate Notice; and (vi) annually, the third Wednesday of the month specified in the applicable Floating Interest Rate Notice.





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         The "Interest Determination Date" with respect to the Federal Funds
Rate and the Prime Rate will be the Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the CD Rate and the CMT Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, although such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday. If the interest rate of any Note is a floating interest rate determined with reference to two or more Interest Rate Bases specified in the applicable Floating Interest Rate Notice, the "Interest Determination Date" pertaining to the Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

         Either or both of the following may also apply to the floating interest rate on any Note for a Long Term Rate Period: (i) a Floating Rate Maximum Interest Rate, or ceiling, that may accrue during any Interest Reset Period and
(ii) a Floating Rate Minimum Interest Rate, or floor, that may accrue during any Interest Reset Period. In addition to any Floating Rate Maximum Interest Rate that may apply, the interest rate on any Note will in no event be higher than the Maximum Rate established by the Company or the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

         Except as provided below or in the applicable Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Floating Interest Rate Notice; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate Notice and, in each case, on the Business Day immediately following the applicable Long Term Rate Period. If any Interest Payment Date for the payment of interest at a floating rate (other than at Maturity or following the end of the applicable Long Term Rate Period) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

         All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to


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9.87655% (or .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

         Accrued floating rate interest will be calculated by multiplying the principal amount of the applicable Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Floating Interest Rate Notice, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Floating Interest Rate Notice.

         Unless otherwise specified in the applicable Floating Interest Rate Notice, Bank One Trust Company, National Association will be the "Calculation Agent." Upon request of the Beneficial Owner of a Note, after any Interest Rate Adjustment Date, the Calculation Agent or the Remarketing Agent shall disclose the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such Note then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Note. Except as described herein with respect to a Note earning interest at floating rates, no notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any) shall be sent to the beneficial owner of any Note.

         Unless otherwise specified in the applicable Floating Interest Rate Notice, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

         CD Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as:

         (1) the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) (as defined below) under the caption "CDs (secondary market)", or

         (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of


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                  the Index Maturity as published in H.15 Daily Update (as
                  defined below), or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

         (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on such Calculation Date, the rate on such CD Rate Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice in an amount that is representative for a single transaction in such market at such time, or

         (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on such CD Rate Interest Determination Date.

"H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

         CMT Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the CMT Rate, the CMT Rate shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") in accordance with the following provisions:

          (1) if "CMT Telerate Page 7051" is specified in the applicable Floating Interest Rate Notice:

               (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) under the caption "Treasury Constant Maturities", as such yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace such page on such service) ("Telerate Page 7051") for such CMT Rate Interest Determination Date, or

               (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity and for such

                    CMT Rate Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities", or

               (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on such CMT Rate Interest Determination Date for the period of the Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

               (d) if the rate referred to in clause (c) is not so published, the rate on such CMT Rate Interest Determination Date calculated by the Calculation Agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each, a "Reference Dealer") (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity, a remaining term to maturity no more than 1 year shorter than the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time, or

               (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on such CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated, or

               (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on such CMT Rate Interest Determination Date calculated by the Calculation Agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent, after consultation with the Company, (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity greater than the Index Maturity, a remaining term to maturity closest to the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time, or

               (g) if fewer than five but more than two such prices referred to in clause (f) are provided as requested, the rate on such CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated, or

               (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on such CMT Rate Interest Determination Date. If two such United States Treasury securities with an original maturity greater than the Index Maturity have remaining terms to maturity equally close to the Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

          (2) If "CMT Telerate Page 7052" is specified in the applicable Floating Interest Rate Notice:

               (a) the percentage equal to the one-week or one-month, as specified in the applicable Floating Interest Rate Notice, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) opposite the caption "Treasury Constant Maturities", as such yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7052 (or any other page as may replace such page on such service ) ("Telerate Page 7052") for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls, or

               (b) if the rate referred to in clause (a) does not so appear on the Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable Floating Interest Rate Notice, average yield for United States Treasury securities at "constant maturity" having the Index Maturity and for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities", or

               (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable Floating Interest Rate Notice, average yield for United States Treasury securities at "constant maturity" having the Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls, or

               (d) if the rate referred to in clause (c) is not so published, the rate on such CMT Rate Interest Determination Date calculated by the Calculation Agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity, a remaining term to maturity of no more than 1 year shorter than the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time, or

               (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on such CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated, or

               (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on such CMT Rate Interest Determination Date calculated by the Calculation Agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent, after consultation with the Company, (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity longer than the Index Maturity, a remaining term to maturity closest to the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time, or

               (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on such CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated, or

               (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on such CMT Rate Interest Determination Date.

         If two United States Treasury securities with an original maturity greater than the Index Maturity have remaining terms to maturity equally close to the Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

         Federal Funds Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as:

          (1) the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace such page on such service) ("Telerate Page 120"), or

          (2) if the rate referred to in clause (1) does not so appear on Telerate page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on such Calculation Date, the rate on such Federal Funds Rate Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date, or

          (4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

          LIBOR. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

          (1) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the related Interest Reset Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or

          (2) if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the arithmetic mean of the offered rates calculated by the Calculation Agent (unless the LIBOR Page by its terms provides only for a single rate, in which case the offered rate) for deposits in the Index Currency having the Index Maturity, commencing on such Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or

          (3) if fewer than two offered rates appear, or if no such rate appears, as applicable, on such LIBOR Interest Determination Date on the LIBOR Page as specified in clause (1) or (2) above, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time, or

          (4) if fewer than two quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks having the Index Maturity specified in the applicable Floating Interest Rate Notice and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time, or

          (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on such LIBOR Interest Determination Date.

"Index Currency" means the currency specified in the applicable Floating Interest Rate Notice as to which LIBOR shall be calculated or, if no such currency is specified in the applicable Floating Interest Rate Notice, United States dollars.

"LIBOR Page" means either: (a) if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency.

         Prime Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as:

          (1) the rate on such Prime Rate Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan", or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on such Calculation Date, the rate on such Prime Rate Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date, or

          (4) if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on such Calculation Date, the rate on such Prime Rate Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks (which may include Bank One, National Association) in The City of New York selected by the Calculation Agent, after consultation with the Company, or

          (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on such Prime Rate Interest Determination Date.

"Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace the US PRIME 1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         Treasury Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as:

          (1) the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Floating Interest Rate Notice under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page on such service) ("Telerate Page 56") or page 57 (or any other page as may replace such page on such service) ("Telerate Page 57"), or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on such Calculation Date, the Bond Equivalent Yield of the auction rate of such Treasury Bills as announced by the United States Department of the Treasury, or

          (4) if the rate referred to in clause (3) is not so announced by the United States Department of Treasury or if the Auction is not held, the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

          (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on such Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

          (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on such Calculation Date, the rate on such Treasury Rate Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice, or

          (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:


Bond Equivalent Yield =     D X N                          X 100

                            360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

                  Interest Rate Modes.

                  Commercial Paper Term Period. The Interest Rate Period for any
Note in the Commercial Paper Term Mode will be a Commercial Paper Term Period, which will be a period of not less than one nor more than 364 consecutive calendar days, as determined by the Company or, if not so determined, by the Remarketing Agent for such Note (in its best judgment in order to obtain the lowest interest cost for such Note). Each Commercial Paper Term Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for such Note. The interest rate for any Commercial Paper Term Period relating to a Remarketed Note will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to Section 206) which is the first day of each Interest Rate Period for such Notes; provided, however, that if such day is not a Business Day, the Interest Rate Adjustment Date for any Note in such Commercial Paper Term Mode shall be the next succeeding day which is a Business Day.

                  Daily Interest Rate Period. The Interest Rate Period for any
Note in the Daily Interest Rate Mode will commence at the beginning of each Business Day and end at the end of the calendar day preceding the next Business Day. The interest rate for such Notes will be determined each Business Day not later than 9:30 a.m., New York City time on such day (subject to Section 206). The Daily Interest Rate Mode shall occur only so long as the Notes are maintained in a book-entry system.

                  Weekly Interest Rate Period. The Interest Rate Period for any
Note in the Weekly Interest Rate Mode will generally be a seven day period commencing on any Business Day, as determined by the applicable Remarketing Agent, and ending on the day preceding the first day of the next Interest Rate Period for such Note. The interest rate for any Notes in the Weekly Interest Rate Mode will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to Section 206), which is the first day of each Interest Rate Period for such Notes.

                  Long Term Rate Period. The Interest Rate Period for any Note in the Long Term Rate Mode will be established by the Company as a period of more than 364 days and less than the Stated Maturity of such Note; provided, however, that such Interest Rate Period must end on the day prior to an Interest Payment Date for such Note; and provided further that, if so provided in a Note in the Long Term Rate Mode and specified at the time of remarketing into a Long Term Rate Period, the Company may shorten the Interest Rate Period and provide for payment of a premium in respect thereof for any such Note upon written notice to the Remarketing Agent and the Trustee not less than thirty (30) days prior to the date upon which such shortened Interest Rate Period shall expire. Promptly upon receipt of such notice and, in any case, not later than the close of business on such date, the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time. In such case, the next Interest Rate Adjustment Date otherwise set forth in such Note shall instead be the date upon which such Interest Rate Period shall expire. The interest rate for any Notes in the Long Term Rate Mode will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to Section 206). The Interest Rate Adjustment Date for the Long Term Rate Mode is the first day of the Interest Rate Period; provided, however, that if such day is not a Business Day, the Interest Rate Adjustment Date for any Note in such Long Term Rate Mode shall be the next succeeding day which is a Business Day.

         If any Note is subject to early remarketing as provided above, the Interest Rate Period may be shortened by the Company on any date on and after the Initial Early Remarketing Date, if any, specified in the Note, upon prior written notice as provided above. On and after the Initial Early Remarketing Date, if any, on the Interest Rate Adjustment Date relating to such shortened Interest Rate Period for such Note, the Company will pay a premium to the tendering Beneficial Owner of the Note, together with accrued interest, if any, thereon at the applicable rate payable to such Interest Rate Adjustment Date. Unless otherwise specified in the Note, such premium shall be an amount equal to the Initial Early Remarketing Premium specified therein (as adjusted by the Annual Early Remarketing Premium Percentage Reduction, if applicable), multiplied by the principal amount of the Note subject to early remarketing. The Initial Early Remarketing Premium, if any, shall decline at each anniversary of the Initial Early Remarketing Date by an amount equal to the applicable Annual Early Remarketing Premium Percentage Reduction, if any, specified in the Note until the premium is equal to 0.

                  Fixed Interest Rate Period. The Interest Rate Period for any
Note in the Fixed Interest Rate Mode will commence on the date of conversion to such Interest Rate Mode and continue to the final maturity or date of redemption of such Note. The interest rate for Notes in the Fixed Interest Rate Mode will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to Section 206), which is the date of conversion to the Fixed Interest Rate Mode for such Notes and will be set forth on the face of such Notes.

                  The foregoing Section 203 supersedes Section 204 of the First Supplemental Indenture in its entirety.

                  Section 204. Conversion. As long as the Notes are not in the Fixed Rate Mode, the Company may change the Interest Rate Mode at its option in the manner described below.

                  (a) Conversion From the Daily or Weekly Interest Rate Mode. Any Note in the Daily or Weekly Interest Rate Mode may be converted at the option of the Company to any Interest Rate Mode on any Interest Rate Adjustment Date for such Note upon receipt by the Trustee and the applicable Remarketing Agent of notice, confirmed in writing, from the Company (a "Conversion Notice") not less than ten (10) days prior to such Interest Rate Adjustment Date. The Conversion Notice will contain the new Interest Rate Mode and the date of such conversion (a "Conversion Date"), and will state that such Note will be subject to mandatory tender by the Beneficial Owner thereof, as described in Section 205 hereof. Such Beneficial Owner will be deemed to have tendered such Note as of the Conversion Date and will not be entitled to further accrual of interest on such Note after such date. Promptly upon receipt of any Conversion Notice and, in any case, not later than the close of business on the day a Conversion Notice is received (unless received after 3:00 p.m., New York City time, in which case not later than the next Business Day), the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time.

                  (b) Conversion from the Commercial Paper Term Mode or the Long Term Rate Mode. Any Note in the Commercial Paper Term Mode or the Long Term Rate Mode may be converted at the option of the Company to the Daily or Weekly Interest Rate Mode or the Fixed Interest Rate Mode on any Interest Rate Adjustment Date upon receipt by the Trustee and the applicable Remarketing Agent of notice, confirmed in writing, from the Company not less than five Business Days prior to such Interest Rate Adjustment Date. The Conversion Notice will contain the new Interest Rate Mode and the Conversion Date, and will state that such Note will be subject to mandatory tender by the Beneficial Owner thereof, as described in Section 205 hereof. Such Beneficial Owner will be deemed to have tendered such Note as of the Conversion Date and will not be entitled to further accrual of interest on such Note after such date. Promptly upon receipt of any Conversion Notice and, in any case, not later than the close of business on the day a Conversion Notice is received (unless received after 3:00 p.m., New York City time, in which case not later than the next Business Day), the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time. The Company agrees to give a Conversion Notice for conversions between the Commercial Paper Term Mode and the Long Term Rate Mode to the Trustee and applicable Remarketing Agent not less than ten (10) days prior to the Conversion Date.

                  Any Note converted to the Fixed Interest Rate Mode will not be subject to any further conversions between Interest Rate Modes.

                  (c) Revocation or Change of Conversion Notice or Floating Interest Rate Notice. The Company may, upon written notice received by the Trustee, the applicable Remarketing Agent and DTC, revoke any Conversion Notice or Floating Interest Rate Notice or change the Interest Rate Mode to which such Conversion Notice relates or change any Floating Interest Rate Notice up to 9:30 a.m., New York City time, on the Conversion Date.

                  (d) Limitation on Conversion, Change of Conversion Notice or Floating Interest Rate Notice and Revocation. Notwithstanding the foregoing subsections (a), (b) and (c), the Company may not, without the consent of the applicable Remarketing Agent, convert any Note or revoke or change any Conversion Notice or Floating Interest Rate Notice at or after the time at which such Remarketing Agent has determined the interest rate, or Spread (if any) and Spread Multiplier (if any), for any Note being remarketed (i.e., the time at which such Note has been successfully remarketed, subject to settlement on the related Interest Rate Adjustment Date). The Remarketing Agent will advise the Company of indicative rates from time to time, or at any time upon the request of the Company, prior to making such determination of the interest rate, Spread or Spread Multiplier, as the case may be.

                  The foregoing Section 204 supersedes Section 205 of the First Supplemental Indenture in its entirety.

                  Section 205.  Tender of Notes.

                  (a) Demand Tender Option for Notes in the Daily or Weekly Interest Rate Mode. Any Note in the Daily or Weekly Interest Rate Mode is subject to tender and purchase upon demand by the Beneficial Owner thereof on any Business Day selected by such Beneficial Owner as hereinafter provided, at the purchase price of par plus accrued interest, upon notice to the applicable Remarketing Agent and to such Beneficial Owner's DTC participant on a Business Day not later than (i) one (1) Business Day prior to the specified purchase date, in the case of any Note in the Daily Interest Rate Mode, or (ii) seven days prior to the specified purchase date, in the case of any Note in the Weekly Interest Rate Mode; provided, however, that in either such case if the date selected for purchase is not a Business Day, the purchase date shall be the next succeeding Business Day. Such notice shall (A) state the principal amount (or portion thereof) of such Note to be purchased, (B) state the purchase date on which such Note will be purchased, and (C) irrevocably request such purchase. Upon giving such notice, the Beneficial Owner of such Note will be deemed to have irrevocably tendered such Note for remarketing as described below. Notes may only be tendered in amounts of $100,000 and integral multiples thereof and no Notes will be purchased in part if such partial purchase would result in the principal amount of any Notes of a Beneficial Owner outstanding being in any denomination of less than $100,000 or an integral multiple thereof.

                  (b) Mandatory Tender of Notes at the Initial Interest Rate or in the Long Term Rate Mode or Commercial Paper Term Mode. Any Note bearing interest at the Initial Interest Rate or in the Long Term Rate Mode or in the Commercial Paper Term Mode will be automatically tendered for purchase, or deemed tendered for purchase, on each Interest Rate Adjustment Date relating thereto. Notes will be purchased on the Interest Rate Adjustment Date relating thereto as described in Section 206 hereof.

                  Section 206. Remarketing. The interest rate on each Note will be established from time to time by each Remarketing Agent responsible for the remarketing thereof in accordance with the following procedures:

                  (a) Interest Rate Adjustment Date; Determination of Interest Rate. By 11:00 a.m., New York City time (or 9:30 a.m., New York City time, in the case of any Note in the Daily Interest Rate Mode), on the Interest Rate Adjustment Date for any Note, the applicable Remarketing Agent will determine the interest rate for such Note being remarketed to the nearest one hundred-thousandth (0.00001) of one percent per annum for the next Interest Rate Period; provided, that between 11:00 a.m., New York City time (or 9:30 a.m., New York City time, in the case of any Note in the Daily Interest Rate Mode), and 11:50 a.m., New York City time, the Remarketing Agent and the Standby Remarketing Agent(s), if any, shall use their best efforts to determine the interest rate for any Notes not successfully remarketed as of the applicable deadline specified in this paragraph. In determining the applicable interest rate for such Note and other terms, such Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Notes.

                  (b) Notification of Results; Settlement. By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date for any Notes, the applicable Remarketing Agent will notify the Company and the Trustee in writing (which may include facsimile or other electronic transmission), of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread and Spread Multiplier and the Initial Interest Reset Date, applicable to such Notes for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates, for any Notes in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the Fixed Interest Rate Mode, (iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of a remarketing into a Long Term Rate Period, (v) the aggregate principal amount of tendered Notes and (vi) the aggregate principal amount of such tendered Notes which such Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Immediately after receiving such notice, and in any case, not later than 1:30 p.m. New York City time, the Trustee will transmit such information and any other settlement information required by DTC to DTC in accordance with DTC's procedures as in effect from time to time.

                  By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise each purchaser of such Notes (or the DTC participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Notes that such purchaser is to purchase.

                  Each purchaser of Notes in a remarketing will be required to give instructions to its DTC participant to pay the purchase price therefor in same day funds to the applicable Remarketing Agent against delivery of the principal amount of such Notes by book entry through DTC by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date. Any Notes bearing interest in the Daily or Weekly Interest Rate Mode for the Interest Rate Period immediately preceding a remarketing will be settled at a price of 100% of the principal amount thereof plus accrued interest from the most recent Interest Payment Date therefor to the date of settlement.

                  All tendered Notes will be automatically delivered to the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time), by book entry through DTC against payment of the purchase price or redemption price therefor, on the Interest Rate Adjustment Date relating thereto.

                  The applicable Remarketing Agent will make, or cause the Trustee to make, payment to the DTC participant of each tendering Beneficial Owner of Notes subject to a remarketing, by book entry through DTC by the close of business on the Interest Rate Adjustment Date against delivery through DTC of such Beneficial Owner's tendered Notes, of the purchase price for tendered Notes that have been sold in the remarketing. If any such Notes were purchased pursuant to a Special Mandatory Purchase, subject to receipt of funds from the Company or the Liquidity Provider (if any), as the case may be, the Trustee will make such payment of the purchase price of such Notes plus accrued interest, if any, to such date.

                  The transactions described above for a remarketing of any Notes will be executed on the Interest Rate Adjustment Date for such Notes through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and such Notes delivered by book entry as necessary to effect the purchases and sales thereof, in each case as determined in the related remarketing.

                  Except as otherwise set forth in Section 206(c) or 207 hereof, any Notes tendered in a remarketing will be purchased solely out of the proceeds received from purchasers of such Notes in such remarketing, and neither the Trustee, the applicable Remarketing Agent nor any Standby Remarketing Agent or the Company will be obligated to provide funds to make payment upon any Beneficial Owner's tender in a remarketing.

                  Although tendered Notes will be subject to purchase by a Remarketing Agent in a remarketing, such Remarketing Agent and any Standby Remarketing Agent will not be obligated to purchase any such Notes.

                  The settlement and remarketing procedures described above, including provisions for payment by purchasers of tendered Notes or for payment to selling Beneficial Owners of tendered Notes, may be modified to the extent required by DTC rules and procedures in effect from time to time. In addition, each Remarketing Agent may, in accordance with the terms of the Original Indenture, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

                  As long as DTC's nominee holds the certificates representing the Notes in the book entry system of DTC, no certificates for such Notes will be delivered by any selling Beneficial Owner to reflect any transfer of Notes effected in any remarketing.

                  The Trustee shall confirm to DTC the interest rate for the following Interest Rate Period in accordance with DTC's procedures as in effect from time to time.

                  The interest rate announced by the applicable Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners, the Company and the Trustee.

                  (c) Failed Remarketing. By 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date, the applicable Remarketing Agent will notify the Liquidity Provider, if any, the Trustee and the Company by telephone or facsimile, confirmed in writing, of the principal amount of Notes that such Remarketing Agent and the applicable Standby Remarketing Agent or Agents were unable to remarket on such date. In the event that the Company has entered into a Standby Note Purchase Agreement which is in effect on such date, such notice will constitute a demand for the benefit of the Company to the Liquidity Provider to purchase such unremarketed Notes at a price equal to the outstanding principal amount thereof pursuant to the terms of such Standby Note Purchase Agreement. If a Standby Note Purchase Agreement is not in effect on such date, or if the Liquidity Provider fails to advance funds under the Standby Note Purchase Agreement, the Company hereby agrees to purchase such unremarketed Notes. In each case the Company will pay all accrued and unpaid interest, if any, on unremarketed Notes to such Interest Rate Adjustment Date. Payment of the principal amount of unremarketed Notes by the Company or the Liquidity Provider, as the case may be, and payment of accrued and unpaid interest, if any, by the Company, shall be made by deposit of same-day funds with the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of Notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.

                  Section 207.  Purchase and Redemption of Notes

                  (a) Special Mandatory Purchase. Subject to certain exceptions, if by 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date for any Notes, the applicable Remarketing Agent and the applicable Standby Remarketing Agent(s) have not remarketed all such Notes, the Notes that are unremarketed are subject to Special Mandatory Purchase. Either the Company or, subject to the terms and conditions of a Standby Note Purchase Agreement, if any, which may be in effect on such date, the Liquidity Provider, will deposit same-day funds in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of Notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. Such funds shall be in an amount sufficient to pay the aggregate purchase price of such unremarketed Notes, equal to 100% of the principal amount thereof. In the event a Standby Note Purchase Agreement is in effect but the Liquidity Provider shall fail to advance funds for whatever reason thereunder, the Company hereby agrees to purchase such unremarketed Notes on such Interest Rate Adjustment Date. The Company hereby agrees to pay the accrued interest, if any, on such Notes by depositing sufficient same-day funds therefor in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.

                  Notes purchased by the Liquidity Provider ("Purchased Notes") shall bear interest at the rates and be payable on the dates as may be agreed upon by the Company and the Liquidity Provider, but in no event shall such rate be more than the Maximum Rate. Upon purchase of any Note by the Liquidity Provider, all interest accruing thereon from the last date for which interest was paid shall accrue for the benefit of and be payable to the Liquidity Provider. Unless an event of default under the Standby Note Purchase Agreement occurs, the applicable Remarketing Agent shall continue its remarketing efforts with respect to Purchased Notes until the earlier to occur of a successful remarketing of such Purchased Notes or the expiration of the Standby Note Purchase Agreement. In the event the Liquidity Provider holds Purchased Notes on the date the Standby Note Purchase Agreement expires, the Company will be required to purchase such Notes on such date at a purchase price equal to the principal amount thereof plus accrued interest thereon to the purchase date. Such Notes will remain outstanding and enjoy the benefits of the Original Indenture, the First Supplemental Indenture (as amended hereby) and this First Amendment to the First Supplemental Indenture until such time as the Company delivers certificates for or beneficial interests in the Notes to the Trustee for cancellation.

                  (b) Optional Redemption While Notes are in the Daily or Weekly Interest Rate Mode or Commercial Paper Term Mode. Any Notes in the Daily or Weekly Interest Rate Mode or in the Commercial Paper Term Mode are subject to redemption at the option of the Company in whole or in part on any Interest Rate Adjustment Date relating thereto in accordance with the terms and provisions of the Original Indenture, upon 30 days notice to the holders thereof at a redemption price equal to the aggregate principal amount of such Notes to be redeemed plus accrued interest thereon to the redemption date.

                  (c) Redemption While Notes are in the Long Term Rate Mode. Any Notes in the Long Term Rate Mode are subject to redemption at the option of the Company at the times and upon the terms specified at the time of conversion to or within such Long Term Rate Mode and set forth in the Note relating thereto.

                  (d) Redemption While Notes are in the Fixed Interest Rate Mode. Any Notes in the Fixed Interest Rate Mode will be subject to redemption at the option of the Company or pursuant to a sinking fund at the times and upon the terms specified at the time of conversion to such Fixed Interest Rate Mode and set forth in the Note relating thereto.

                  Section 208.  Form and Other Terms of the Notes.

                  (a) Attached hereto as Exhibit A is a form of Note, which form is hereby established as the form in which Notes may be issued bearing interest at the Initial Interest Rate or in the Daily or Weekly Interest Rate Mode, the Commercial Paper Term Mode, the Long Term Rate Mode or the Fixed Interest Rate Mode. Annex A to Exhibit A is deemed to be a part of such Note and such Annex may be changed upon the mutual agreement of the Company and the Trustee to reflect changes occasioned by remarketings.

                  (b) Attached hereto as Exhibit B is a form of Liquidity Provider Note, which form is hereby established as a form in which Notes held by the Liquidity Provider may be issued. The form of Liquidity Provider Note may be amended to reflect changes occasioned by remarketings upon the mutual agreement of the Company and the Trustee, but only with the consent of the Administrative Agent (as defined in such Exhibit B).

                  (c) Subject to (a) and (b) above, any Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture, the First Supplemental Indenture and this First Amendment to the First Supplemental Indenture.

                                  ARTICLE THREE

                           ADDITIONAL EVENT OF DEFAULT


                  With respect to the Notes, the following will be an additional Event of Default to follow subsection (8) under Section 601 of the Indenture:

                           (9) default in the performance of the Company's
                  obligation to purchase Notes held by the Liquidity Provider under the terms of the Standby Note Purchase Agreement, if any, and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder.

                                  ARTICLE FOUR

                    AUTHENTICATION AND DELIVERY OF THE NOTES

         Section 401. Security. As provided in and pursuant to Article Four of the Original Indenture, the Notes will be secured as to payments of principal, interest and premium, if any, by a series of general and refunding mortgage bonds (the "General and Refunding Mortgage Bonds, 1993 Series H" or the "Bonds") of the Company to be issued from time to time under and secured by a Mortgage and Deed of Trust, dated as of October 1, 1924, between the Company and First Chicago Trust Company of New York, as trustee (as successor to Bankers Trust Company), as amended and supplemented by various supplemental indentures, including the supplemental indenture, dated as of June 30, 1993, creating the General and Refunding Mortgage Bonds, 1993 Series H (collectively, the "Mortgage"), pledged by the Company for the benefit of the holders of the Notes to the Trustee under this Indenture.

         Section 402. Authentication and Delivery. As provided in and pursuant to Section 303 of the Original Indenture, each time that the Company delivers Notes to the Trustee or Authenticating Agent for authentication, the Company shall deliver a Supplemental Company Order in the form of Exhibit C to this Amended First Supplemental Indenture for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes. Authentication and delivery of any Notes shall be subject to the Company delivering a Certificate instructing the Trustee or Authenticating Agent to authenticate and deliver Bonds securing the payment of principal, interest and premium, if any, in respect of such Notes, and the Trustee or Authenticating Agent authenticating and delivering such Bonds, all as provided in or pursuant to the Mortgage. Terms used in the preceding sentence and not otherwise defined herein shall have the meanings specified in the Mortgage.

                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS


                  The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Amendment to the First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

                  Except as expressly amended hereby, the Original Indenture and the First Supplemental Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture and the First Supplemental Indenture are in all respects hereby ratified and confirmed. This First Amendment to the First Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture, as supplemented by the First Supplemental Indenture, in the manner and to the extent herein and therein provided.

                  This First Amendment to the First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                  This First Amendment to the First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                  THE DETROIT EDISON COMPANY


                                  By:________________________________
                                     Name:
                                     Title:

ATTEST:

By:________________________

(Corporate Seal)

                                  BANK ONE TRUST COMPANY, NATIONAL
                                   ASSOCIATION,
                                   as Trustee


                                  By:________________________________
                                     Name:
                                     Title:

ATTEST:

By:________________________

(Corporate Seal)

STATE OF MICHIGAN )
                  )  :
COUNTY OF WAYNE   )


On the _____ day of ________, 2000, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he is _________________ of THE DETROIT EDISON COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.


                                                Notary Public, State of Michigan

[Notarial Seal]





STATE OF ILLINOIS   )
                    )  :
COUNTY OF ________  )


On the ___ day of _______, 2000, before me personally came _____________________, to me known, who, being by me duly sworn, did depose and say that he is _________________ of BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.


                                                Notary Public, State of Illinois
[Notarial Seal]

                                                                      EXHIBIT A
                                  FORM OF NOTE

                                                                      EXHIBIT B
                             FORM OF LIQUIDITY NOTE

                                                                      EXHIBIT C

                           THE DETROIT EDISON COMPANY

           MULTI-MODE REMARKETED SECURED NOTES 1993 SERIES A DUE 2028
                           SUPPLEMENTAL COMPANY ORDER


                  Pursuant to Article Four of the First Amendment, dated as of July 17, 2000, to the First Supplemental Indenture, dated as of June 30, 1993, to Collateral Trust Indenture, dated as of June 30, 1993, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $____________. The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.

                  IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of ___________, ____.

                                                      __________________________
                                                      [            ]
                                                      Assistant Treasurer
                                                      The Detroit Edison Company

                     [The Detroit Edison Company Letterhead]


                  CONVERSION AND FLOATING INTEREST RATE NOTICE


                                                                  July 12, 2000

To:      Lehman Brothers Inc.
         3 World Financial Center
         New York, New York 10285

         Bank One Trust Company, National Association
         1 Bank One Plaza, Suite IL1-0126
         Chicago, IL 60670-0126
         Attention:  Global Corporate Trust Services


            Re: The Detroit Edison Company (the "Company") Multi-Mode Remarketed Secured Notes 1993 Series A Due 2028 (the "Notes")

Ladies and Gentlemen:

                  You are hereby notified that the $50,000,000 principal amount of the Notes subject to remarketing by Lehman Brothers Inc. (CUSIP: 250847CB4) will be converted on July 17, 2000 (the "Conversion Date") to the Long Term Rate Mode for a Long Term Rate Period (the "Interest Rate Period") commencing on July 17, 2000 and ending on July 16, 2002 (the date immediately preceding the next succeeding Interest Rate Adjustment Date) and will be subject to mandatory tender by the beneficial owners thereof on such Interest Rate Adjustment Date. The beneficial owners of such Notes will be deemed to have tendered such Notes as of the applicable Conversion Date and will not be entitled to further accrual of interest on such Notes after such date. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Notes.

                  The Notes will be subject to redemption during the upcoming Interest Rate Period upon the terms specified below.

                  Each of Bank One Trust Company, National Association and Lehman Brothers Inc. hereby waives the notice period specified for this notice in the Indenture relating to the Notes.

                  Bank One Trust Company, National Association, agrees, on behalf of the Company, to provide such notice to The Depository Trust Company as it may require.

                  We hereby notify you that the above-referenced Notes will bear the following floating rate terms during the Interest Rate Period specified above:

         1.       The Interest Rate Basis(es) shall be:

                  [ ]      CD Rate, where the Index Maturity will be
                           _______________;

                  [ ] CMT Rate, where the Designated CMT Maturity Index will be ______________, and the Designated CMT Telerate Page will be _______________;

                  [ ]      Federal Funds Rate;

                  [ ]      LIBOR Reuters, where the Index Currency will be
                           __________, and the Designated LIBOR Page will be
                           ____________;

                  [X] LIBOR Telerate, where the Index Currency will be US Dollars, the Designated LIBOR Page will be 3750 and Index Maturity will be 3 months;

                  [ ]      Prime Rate;

                  [ ]      Treasury Rate ____________.

         2.       The floating interest rate will be reset as follows:

                  [X]      Initial Interest Reset Date will be July 17, 2000;

                  [X] Interest Reset Dates will be each January 17, April 17, July 17 and October 17;

                  [X]      Interest Reset Period will be 3 months.

         3.       The interest will be paid as follows:

                  [X] Interest Payment Dates will be January 17, April 17, July 17 and October 17 of each year, commencing October 17, 2000;

                  [X]      Interest Payment Period will be 3 months;

                  [X]      Index Maturity will be 3 months;

                  [ ]      Floating Rate Maximum Interest Rate will be
                           _____________;

                  [ ]      Floating Rate Minimum Interest Rate will be
                           ______________.

         4.       Day Count Convention:

                  [X]      Actual/360;

                  [ ]      Actual/Actual _____________;

                  [ ]      30/360.

                  Applicable Interest Rate Basis:

         5.       Other terms:

                  a. Optional Redemption: The Notes are subject to redemption, as a whole or in part, at a redemption price equal to 100% of the principal amount thereof at the option of the Company on January 17, 2001 and the 17th of each month thereafter (or if such date is not a Business Day, the next succeeding Business
                           Day), upon not less than 30 days notice as provided in the Indenture.

                  b. Maximum Rate: The interest rate on the Notes may not exceed the Maximum Rate specified in the Indenture.

         Each beneficial owner of the Notes will be deemed to have tendered such Notes as of the Interest Rate Adjustment Date and will not be entitled to further accrual of interest after the Interest Rate Adjustment Date.

                                 THE DETROIT EDISON COMPANY




                                 By: ______________________
                                     Name:
                                     Title:


Confirmed and acknowledged by:

BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


By: _________________________
Name:
Title:

LEHMAN BROTHERS INC.

By: _________________________
Name:
Title: